UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Settlement Agreement

Adelphia Communications Corporation (the “Company”), and its wholly owned, indirect subsidiary, Century Communications Corp. (“Century”), entered into a Settlement Agreement and Mutual General Release, dated as of May 11, 2006 (the “Settlement Agreement”) with the post-confirmation bankruptcy estate of Century/ML Cable Venture (the "Joint Venture Estate'') and ML Media Partners, LP (“ML Media”), former co-owner of the Century/ML Cable Venture (the “Joint Venture”), a joint venture that was owned 50 percent by Century and 50 percent by ML Media and sold, pursuant to an Interest Acquisition Agreement, dated as of June 3, 2005 (the “Sale Agreement”), to San Juan Cable, LLC, an entity formed by MidOcean Partners, a New York- and London-based private equity firm and its partner, Crestview Partners, a New York-based private equity firm. The sale was consummated on October 31, 2005. Upon consummation of the sale of the Joint Venture, one-half of the net proceeds was placed in an escrow account for the benefit of ML Media (the “ML Media Escrow”) and one-half of the net proceeds was placed in an escrow account for the benefit of Century (the “Century Escrow”). The Joint Venture’s Plan of Reorganization, which was approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on September 7, 2005, became effective on October 31, 2005.

The Company recorded a $64 million loss in connection with the Settlement Agreement.

The Settlement Agreement is subject to Bankruptcy Court approval. The Company is filing a motion with the Bankruptcy Court seeking an order approving the Settlement Agreement (the “Approval Order”). A copy of the motion is available in the investor relations section of the Company’s website at www.adelphia.com.

Pursuant to the Settlement Agreement:

•                  ML Media and Century have agreed to release the ML Media Escrow to ML Media.

•                  Upon entry of the Approval Order:  (1) the Company and Century will become obligated to perform all obligations of the sellers under the Sale Agreement and will have the right to exercise substantially all of the rights of sellers under the Sale Agreement and to settle all claims against the Joint Venture’s estate; (2) ML Media will transfer substantially all of its rights with respect to the Sale Agreement and the Joint Venture Estate (including the right to receive ML Media's portion of undistributed funds totaling approximately $23 million) to a new escrow account (the “New Escrow”); and (3) the Company and Century shall become obligated to indemnify ML Media against certain liabilities and expenses arising out of the Sale Agreement.

•                  Once the Approval Order becomes a final order: (1) ML Media on the one hand, and Century and the Company on the other hand; will dismiss all pending litigation against each other, and mutual releases will become effective; (2) Century will be obligated to make a payment to ML Media from the Century Escrow equal to:  (a) $87 million, plus (b) if the Approval Order is entered after May 30, 2006, an amount equal to interest at 9% per annum on $87 million for the period from May 30, 2006 to the date the Approval Order is entered, plus (c) actual earnings on the foregoing from the date the Approval Order is entered to the earlier of the date the Approval Order becomes a final order and six months from the Date of entry of the Approval Order, plus (d) if the Approval Order has not become a final order by the six month anniversary of the date of entry, an amount equal to interest at 9% per annum on $87 million from the six-month anniversary from the entry of the Approval Order to the date the Approval Order becomes a final order; and (3) the New Escrow and the balance of the Century Escrow will be released to Century.

A copy of the Settlement Agreement is attached to this filing as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary of the terms and conditions of the Settlement Agreement is qualified in its entirety by reference to such exhibit.

Waiver to Debtor-in-Possession Credit Agreement

In connection with the execution of the Settlement Agreement, on May 11, 2006, Waiver No. 1 (the “Waiver”) to that certain Fourth Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2006, by and among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable

Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc., Adelphia California Cablevision, LLC, as borrowers, the Company and certain of its other direct and indirect subsidiaries named therein, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers, Citicorp North America, Inc., as Collateral Agent, Wachovia Bank, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and the other lenders named therein (the “DIP Credit Agreement” and the lenders thereunder are referred to herein as the “DIP Lenders”), became effective. Pursuant to the terms of the Waiver, the DIP Lenders agreed to waive certain defaults or events of default that would have occurred under the terms of the DIP Credit Agreement upon the consummation of the transactions contemplated by the Settlement Agreement.

A copy of the Waiver is attached to this filing as Exhibit 10.2 and is incorporated herein by reference, and the foregoing summary of the terms and conditions of the Waiver is qualified in its entirety by reference to such exhibit.

As previously announced, the Official Committee of Unsecured Creditors and the Official Committee of Equity Holders appointed in the bankruptcy cases of the Company and its subsidiaries have initiated an adversary proceeding and are prosecuting claims against the lenders and agents under the Company’s and its subsidiaries’ pre-petition credit facilities (the “Litigation”). Certain of the lenders and certain of the agents under the DIP Credit Agreement were lenders and agents under certain of the Company’s and its subsidiaries’ pre-petition credit facilities. A more complete description of the Litigation is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2006. The Litigation has been transferred to the United States District Court for the Southern District of New York (the “District Court”), and the District Court will have jurisdiction over the Litigation, except with respect to certain motions for summary judgment that are pending before the Bankruptcy Court. The foregoing summary of the Litigation is qualified in its entirety by reference to the description of the Litigation in the 2005 Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1

Settlement Agreement and Mutual General Release, dated as of May 11, 2006, by and among ML Media Partners, L.P., the post-confirmation bankruptcy estate of Century/ML Cable Venture, Adelphia Communications Corp. and Century Communications Corp.

10.2

Waiver No. 1, dated as of May 11, 2006, to Fourth Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2006, by and among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc. and Adelphia California Cablevision, LLC, as borrowers, the Guarantors listed on Annex B thereto, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers, Citicorp North America, Inc., as Collateral Agent, Wachovia Bank, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and the other lenders named therein.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the

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Company, settlements with the the SEC and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), sale of the Joint Venture, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC (“Time Warner”) and Comcast Corporation (“Comcast”) is approved and consummated, whether the proposed modified fourth amended joint plan of reorganization, filed with the Bankruptcy Court on April 28, 2006, is confirmed and consummated in time to close the sale of such assets to Time Warner and Comcast, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Item 1A, “Risk Factors,” in the Company’s 2005 Form 10-K. Many of these factors are outside of the Company’s control.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Settlement Agreement and Mutual General Release, dated as of May 11, 2006, by and among ML Media Partners, L.P., the post-confirmation bankruptcy estate of Century/ML Cable Venture, Adelphia Communications Corp. and Century Communications Corp.

10.2

Waiver No. 1, dated as of May 11, 2006, to Fourth Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2006, by and among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc. and Adelphia California Cablevision, LLC, as borrowers, the Guarantors listed on Annex B thereto, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers, Citicorp North America, Inc., as Collateral Agent, Wachovia Bank, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and the other lenders named therein.